EXHIBIT 11


                    TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)



                                                      For the Three Months
                                                          Ended March 31,
                                                      ----------------------
                                                      1997             1996
--------------------------------------------------------------------------------

Net income                                          $  5,430         $  3,377
                                                    ========         ========

PRIMARY

Weighted average common and common
    equivalent shares outstanding - Primary:

     Weighted average shares                          62,429           39,000
     Weighted average equivalent shares                3,410            4,086
                                                    --------         --------
     Weighted average common and common
     equivalent shares - Primary                      65,839           43,086
                                                    ========         ========

Net income per share - Primary                      $    .08         $    .08
                                                    ========         ========


FULLY DILUTED

Weighted average common and
     common equivalent shares
     outstanding - Fully Diluted:

     Weighted average shares                          62,429           39,000
     Weighted average equivalent shares                3,410            6,858
                                                    --------         --------
     Weighted average common and common
     equivalent shares - Fully Diluted                65,839           45,858
                                                    ========         ========

Net income per share - Fully Diluted                $    .08         $    .07
                                                    ========         ========